Exhibit 10.5

Employment Contract

Supreme Indiana Operations, Inc.
(Robert W. Wilson)

This Contract is entered into between Supreme Indiana Operations, Inc., a Delaware corporation (hereafter called “Company”), and Robert W. Wilson (hereafter called “Employee”).

Company is engaged in the business of manufacturing and selling specialized truck bodies and buses. Company desires to continue the services of Employee, and Employee is willing and able to perform in that capacity.

By instrument dated May 1, 2008, Company and Employee entered into an Employment Contract employing Employee as its President and Chief Executive Officer, and providing for a term of 3 years ending on April 30, 2011. With such earlier Employment Contract having come to an end, Employee has agreed to having a more limited and flexible relationship with Company. For that reason, Company’s Board of Directors (hereinafter called “the Board”) has approved an arrangement whereby Employee will serve as Director of Special Projects for Company.

Accordingly, in consideration of the mutual covenants herein contained, the parties to this Contract agree as follows:

1.       Employment. Company hereby continues the employment of Employee, and Employee hereby accepts such employment from Company, pursuant to the provisions herein contained.

2.       Term of Employment. Subject to the provisions for termination hereafter provided, the term of this Contract shall be for a total of two (2) years beginning on May 1, 2011.

3.       Duties of Employee. Employee is employed as Director of Special Projects. Employee agrees to work out of his home office on such projects as may be assigned to him by the President or the Board, provided that the total of such services shall not exceed 10 days per month (unless otherwise agreed to by Employee and by the President or the Board). During the period of his employment Employee also agrees to serve as a Director of Company or its parent corporation, if duly elected to serve as a member of the board

4.       Compensation. To the extent Employee continues to comply with all of the provisions of this Contract (including the covenants referenced in Paragraph 8 below and contained in Exhibits “A” and “B” attached hereto), Company shall pay to Employee as total cash compensation during the term of this Contract a salary of One Hundred Thousand and 00/100 ($100,000.00) Dollars per year payable in twenty-six (26) equal payments of $3,846.15 (or in accordance with such other sequence of payments as determined by Company’s then existing payroll policies), from which Federal withholding and Social Security taxes shall be deducted.

5.                    Fringe Benefits. During the period that Employee continues to comply with all of the provisions of this Contract Employee shall receive the following fringe benefits:

a.     Medical Benefits. Employee and his dependent family members shall be covered under the same group hospitalization, accident and major medical plans as the Company shall provide from time to time for other officers; provided, however, that (i) Employee shall pay the same portion of the cost thereof as may be required from the Company’s officers generally, and (ii) Employee shall apply for and elect to participate in Medicare parts A and B, at his own expense, as soon as he shall become eligible to do so;

b.     Dental Expenses. Company shall pay or reimburse Employee for all dental expenses of Employee and any dependent family members living with him at his home, up to a maximum of $5,000 per year;

c.     Automobile. Under his prior Employment Contract, Employee had the use of a Company-owned automobile. Upon the execution of this Contract, Company agrees to sell and Employee agrees to purchase said automobile for a purchase price of Ten and 00/100 ($10.00) Dollars. If and to the extent the automobile shall be used by Employee in connection with Company business, he shall be entitled to reimbursement as provided in Paragraph 6, below:

d.     Other Fringe Benefits. As of the effective date of this agreement, Employee will cease to be a participant in the life insurance premium reimbursement plan for selected senior officers of Company. However, Employee may participate in any other fringe benefit plan now in effect or hereafter adopted by Company and provided to all Company employees as a group, or to all of Company’s senior officers as a group.

6.                    Business Expenses. Employee may incur reasonable expenses, as determined by the President or the Board, in connection with the projects that are assigned to him or other duties under the terms of Section 3, above, including related expenses for food, travel, and similar items. Company agrees to reimburse Employee for all such reasonable expenses upon the presentation by Employee, from time to time as required by Company, of an itemized account of such expenditures; provided, however, Employee shall not expend any sums in excess of those amounts permitted by the Internal Revenue Code of 1986, as amended, without prior written approval from the President or the Board.

7.       Termination of Employment.

a.  By Company.

1)              Date of Termination. Company may at any time terminate this Contract by giving written notice of termination to Employee. Such notice shall specify an effective date of termination (the “Date of Termination”), which date can be as early as the date of such notice.

2)              For Cause. If such termination is “for cause,” Company will have no obligation to pay to Employee any compensation or fringe benefits following the Date of Termination. For purposes of the preceding sentence, the phrase “for cause” will be deemed to mean:

a)              Employee’s refusal, or substantial failure, to perform the duties assigned in good faith to him pursuant to Paragraph 3 hereof;

b)             Employee’s commission of an act of gross negligence in the performance of his duties or obligations hereunder;

c)              Employee’s commission of any act of fraud, malfeasance, disloyalty, or breach of trust against the Company, or Employee fails to observe any covenant referenced in Paragraph 8 below or contained in Exhibits “A” or “B” hereto;

d)             Employee dies or gives affirmative indication, in the opinion of a majority of the Board, that he no longer intends to abide by the terms of this Contract; or

e)              Employee is guilty of acts of moral turpitude or dishonesty in Company’s affairs, gross insubordination or the equivalent, or Employee violates, or fails to comply with, any of the provisions of this Contract.

3)              Not For Cause. If such termination is based on any reason other than “for cause,” Company shall be obligated to continue regular payments of Employee’s salary and to provide Medical Benefits as provided in Paragraph 5(a), above, during the remainder of the term of this Contract.

b.  By Employee. If such termination is caused by Employee for any reason, Company will have no obligation to pay to Employee any compensation or fringe benefits following the Date of Termination.

8.       Disclosure of Confidential Information; Covenant Not To Compete. Company possesses secret and confidential equipment, techniques, processes, procedures, technical data and information, and customer lists used or intended for utilization in its operations of which Employee has obtained or may obtain knowledge, and Company would suffer serious harm if this confidential information were disclosed or if Employee used this information to compete against Company. Further, Employee in the performance of services hereunder may develop or conceive new and additional inventions and improvements with respect to such matters. Accordingly, Employee hereby agrees that simultaneously with the execution of this Contract he shall execute and deliver to Company and thereafter abide by the terms of a “Confidentiality Agreement and Covenant Not to Compete” and “Disclosure and Invention Agreement,” copies of each of which are attached hereto respectively as Exhibits “A” and “B” and incorporated herein by reference.

9.       Remedies. Employee agrees that in the event of his breach of his covenants and agreements contained or referenced in this Contract, Company shall be entitled to obtain injunctive or similar relief from a court of competent jurisdiction. The covenants contained in Exhibits “A” and “B” hereof shall be construed as agreements independent of any other agreements between Company and Employee, and the existence of any claim or cause of action of Employee against Company, whether predicated on this Contract or otherwise, shall not constitute a defense to the enforcement by Company of those conveyances. Company shall be entitled to reasonable attorneys’ fees and related legal costs in the event of a breach, or attempted breach, of such covenants by the Employee. The remedies of Company and Employee under this Contract are cumulative and will not exclude any other remedies to which any party may be entitled hereunder, including a right of offset, whether at law or in equity.

10.     Notices. All notices allowed or required to be given hereunder must be in writing and dispatched by United States certified mail, return receipt requested, to the address of the party entitled to such notice shown at the end of this Contract. Either party hereto may change the address to which any such notice is to be addressed by giving notice in writing to the other party of such change. Any time limitation provided for in this Contract shall commence with the date that the party actually receives such written notice, and the date or postmark of any return receipt indicating the date of delivery of such notice to the addressee shall be conclusive evidence of such receipt. In addition to the parties hereto, copies of all notices should be sent to:

Mr. Herbert M. Gardner, Chairman of the Board

Supreme Industries, Inc.

P. O. Box 463

Wading River, NY 11792

Haynes and Boone, LLP

201 Main Street, Suite 2200

Fort Worth, TX 76102

Attn: Rice M. Tilley, Jr., Esq.

11.     Assignment. Neither Employee nor anyone claiming under him may commute, encumber, or dispose of the right to receive benefits hereunder. Such right to receive benefits hereunder is expressly declared to be non-assignable and non-transferable by Employee, and in the event of any attempted assignment or transfer, Company shall have no further liability hereunder; provided, however, the foregoing shall not apply to assignments by operation of law, such as to a guardian or to an executor of Employee’s estate.

12.     Waiver. The waiver by Company of Employee’s breach of any provision hereof shall not operate or be construed as a waiver of any subsequent breach by Employee.

13.     Binding Effect. This Contract shall be binding upon the parties hereto and their heirs, successors, executors, administrators, personal representatives, and except as provided in Paragraph 11, assigns.

14.     Survival of Provisions. All provisions of this Contract, including all representations, warranties, covenants, and agreements contained or referenced herein, will survive the execution and delivery hereof and any investigation of the parties with respect thereto. The provisions of Paragraphs 8 and 9, and Exhibits “A” and “B,” will survive the termination or amendment of this Contract.

15.     Validity. If any provision of this Contract is held by a court of law to be illegal or unenforceable, the remaining provisions of the Contract will remain in full force and effect. In lieu of such illegal or unenforceable provision, there shall be added automatically as a part of this Contract a provision as similar in terms to such illegal or unenforceable provision as may be possible and be legal and enforceable.

16.     Amendments. This Contract may be amended at any time and from time to time in whole or in part by an instrument in writing setting forth the particulars of such amendment and duly executed by Company and Employee.

17.     Duplicate Originals. This Contract has been executed in duplicate originals, each of which for all purposes is to be deemed an original, and all of which constitute,

collectively, one agreement; but in making proof of this Contract, it will not be necessary to produce or account for more than one such duplicate.

18.     Captions. The captions or section headings of this Contract are provided for convenience and shall not limit or affect the interpretation of this Contract.

19.     Waiver of ADEA Claims. Employee acknowledges that this employment agreement providing a limited and flexible arrangement has been offered by Company, pursuant to discussions with Employee with a view toward facilitating his transition to retirement, which will become effective on April 30, 2011. Employee is advised to contact an attorney of his own choosing before signing it, and to thoroughly discuss all aspects of this Agreement with such attorney. Employee has read, fully understands and enters into this Agreement freely and voluntarily. Employee further understands and agrees that:

a. He hereby expressly gives up any and all rights or claims arising under the Age Discrimination in Employment Act of 1967, as amended, (hereinafter, “ADEA”), which he may have against any the Company up to the date he signs this Agreement;

b. He gives up his rights under the ADEA, in exchange for valuable consideration which he has received or will receive from the Company, to which he would not otherwise be entitled;

c. He acknowledges that he has had at least twenty-one (21) calendar days to consider the terms of this Agreement; and

d. He will have seven (7) calendar days from the date he signs this Agreement to revoke it (the “Revocation Period”) by giving written or facsimile notice under Paragraph 10 hereof; and,

e. The waiver of his claims under the ADEA shall not become effective or enforceable until the Revocation Period has expired, but if notice of revocation is given within the Revocation Period Employee will not be entitled to receive the compensation and benefits provided for above.

20.     Governing Law. This Agreement has been made in, and its validity, interpretation, construction, and performance shall be governed by and be in accordance with, the laws of the State of Indiana, without reference to its laws governing conflicts of law. Each party hereby irrevocably agrees that any legal action or proceedings with respect to this Agreement may be brought in the courts of the State of Indiana, or in any United States District Court of Indiana, and, by its execution and delivery of this Agreement, each party hereby irrevocably submits to each such jurisdiction and hereby irrevocably waives any and all objections which it may have as to venue in any of the above courts. Each party further consents and agrees that any process or notice of motion or other application to either of said Courts or any judge thereof, or any notice in connection with any proceedings hereunder, may be served inside or outside the State of Indiana by registered or certified mail, return receipt requested, postage prepaid, and be effective as of the receipt thereof, or in such other manner as may be permissible under the rules of said Courts.

21.     Complete Understanding. This Contract constitutes the complete understanding between the parties hereto, except as otherwise expressly provided or referenced herein, with respect to the employment of Employee. This Contract supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this agreement this 18 day of July, 2011, to be effective May 1, 2011.

COMPANY:		EMPLOYEE:

By:	/s/ Kim Korth	/s/ Robert W. Wilson
	Kim Korth,	Robert W. Wilson
	President and Chief Executive Officer	518 Carter Road
	Supreme Indiana Operations, Inc.	Goshen, Indiana 46526
2581 E. Kercher Road
Goshen, Indiana 46528

Exhibit “A”

to

Employment Contract

Confidentiality Agreement and

Covenant Not To Compete

Robert W. Wilson (hereafter called “Employee”) has entered into an Employment Contract with Supreme Indiana Operations, Inc., a Delaware corporation (hereafter called “Company”), which is in the business of manufacturing and selling specialized truck bodies.

By signing this Agreement, Employee acknowledges his understanding of the following:

A.             All companies have information, generally not known outside the company, called “confidential information.” All companies must conduct their businesses through their employees, and consequently many employees must have access to confidential information. At times the employee himself may generate confidential information as a part of his job;

B.              The phrase “confidential information” as used in this Agreement includes information known as, referred to, or considered to be, trade secrets, and comprises, without limitation, any technical, economic, financial marketing, computer program, computer software, computer data (regardless of the medium on which they are stored), computer source and object programs or codes, job operating control language procedures, data entry utility programs, sorts, and miscellaneous utilities, disk record layouts, flow charts, data entry input forms, operations and installation instructions, report samples, data files, printouts, or other information about the Company or its business which is not common knowledge among competitors or other companies who might like to possess such confidential information or might find it useful. Some examples of confidential information include customer lists, price lists, items in research or development, methods of manufacture, scientific studies or analyses, details of training methods, new products or new uses for old products, refining technology, merchandising and selling techniques, contracts, and licenses, purchasing, accounting, long-range planning, financial plans and results, computer programs and operating manuals, computer source codes, and any other information affecting or relating to the business of the Company, its manner of operation, its plans or processes. This list is merely illustrative and the confidential information covered by this Agreement is not limited to such illustrations; and

C.              Company’s confidential information, including information referred to as, known as, or considered to be, trade secrets, represents the most important, valuable, and unique aspect of Company’s business, and it would be seriously damaged if Employee breached the position of confidential trust in which Company has placed him by disclosing such confidential information to others or by departing and taking with him the aforesaid unique information compiled over a period of time for the purpose of himself competing against Company or disclosing such information to Company’s competitors, now existing or hereafter formed.

Accordingly, in consideration of Ten and 00/100 ($10.00) Dollars paid to Employee by Company, the receipt and sufficiency of which are hereby acknowledged, and Company’s agreement to employ him, Employee agrees as follows (which will constitute an agreement ancillary to Employee’s Employment Contract with Company):

1.               Confidential information, including information referred to as, known as, or considered to be, trade secrets, is proprietary to Company. Employee agrees to hold such information in strictest confidence, and not to make use thereof except in performance of duties under the Employment Contract. Whether during or after his employment with Company, Employee may not disclose to others (excepting Company officers or employees having a need to know who have also signed a written agreement expressly binding themselves not to use or disclose it) any confidential information originated, known to, or acquired by Employee while employed by Company. Employee further agrees during such period not to remove from the premises any of Company’s records or other written or tangible materials, including without limitation computer programs and disks (whether prepared by Employee or others) containing any confidential information, except as required for Employee to properly perform his duties as an employee of the Company. Exceptions to these restrictions may be made only by means of Company’s permission given in writing signed by the Chairman of the Board of Directors of Company’s parent, Supreme Industries, Inc., pursuant to an affirmative approval by a majority of Supreme Industries, Inc.’s Board of Directors granting permission to disclose.

2.               During a period of two (2) years following the cessation of Employee’s employment with Company, Employee covenants that Employee, either individually or in any capacity, including without limitation, as an agent, consultant, officer, shareholder, or employee of any business enterprises or person with which he may become associated or in which Employee may have a direct or indirect interest, shall not, directly or indirectly for himself or on behalf of any other person or business entity, engage in any business venture or other undertaking which is directly or indirectly competitive with the business or operations of Company (and/or any of its subsidiaries) as generally conducted at, or prior to, the cessation of Employee’s employment with Company. Without limiting the generality of the foregoing, Employee shall not (i) so compete with the Company or its subsidiaries, (ii) be employed by, (iii) be an affiliate (as defined by Securities and Exchange Commission Rule 405 under the Securities Act of 1933), (iv) perform any services for, or (v) have an equity or ownership interest in, any person, firm, partnership, joint venture, or corporation that so competes, directly or indirectly, with the Company or any of its subsidiaries. Further, Employee will not solicit for employment or advise or recommend to any other person that such person employ, or solicit for employment, any employee of the Company or any of its subsidiaries who was an employee at, or prior to, the cessation of Employee’s employment with Company. The foregoing covenant not to compete shall be limited to a territory consisting of those states in which the Company had manufacturing facilities as of the time of cessation of Employee’s employment with Company. If for any reason any court of competent jurisdiction finds these covenants to be unreasonable in duration or geographic scope, the prohibitions herein contained shall be restricted to such time and geographic areas as such court determines to be reasonable and enforceable. However, the restrictions stated above will not apply if Company liquidates or if Employee becomes employed by a company (or its affiliate) which acquires (in a voluntary transaction) the stock or business assets of Company.

3.               Employee understands and agrees that his violation of any of the provisions of this Agreement will constitute irreparable injury to Company immediately authorizing it to enjoin Employee or the business enterprise with which he may have become associated from further violations, in addition to all other rights and remedies which Company may have under law and equity, including recovery of damages from Employee and a right of offset.

4.               Each party shall be entitled to receive from the other party reimbursement of attorney’s fees and related legal costs to the extent incurred in connection with the successful enforcement or defense, as the case may be, of the terms and conditions hereof.

5.               The waiver by Company of Employee’s breach of any provision hereof shall not operate or be construed as a waiver of any subsequent breach by Employee. This Agreement shall be binding upon the parties hereto and their heirs, successors, executors, administrators, personal representatives, and assigns. Employee may not assign to any person his covenants, obligations and duties hereunder. All provisions of this Agreement shall survive the termination or amendment of Employee’s Employment Contract.

6.               If any provision of this Agreement is held by a court of law to be illegal or unenforceable, the remaining provisions of the Agreement shall remain in full force and effect. In lieu of such illegal or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal or unenforceable provision as may be possible and be legal and enforceable.

7.               This Agreement has been made in, and its validity, interpretation, construction, and performance shall be governed by and be in accordance with, the laws of the State of Indiana, without reference to its laws governing conflicts of law. Each party hereby irrevocably agrees that any legal action or proceedings with respect to this Agreement may be brought in the courts of the State of Indiana, or in any United States

District Court of Indiana, and, by its execution and delivery of this Agreement, each party hereby irrevocably submits to each such jurisdiction and hereby irrevocably waives any and all objections which it may have as to venue in any of the above courts. Each party further consents and agrees that any process or notice of motion or other application to either of said Courts or any judge thereof, or any notice in connection with any proceedings hereunder, may be served inside or outside the State of Indiana by registered or certified mail, return receipt requested, postage prepaid, and be effective as of the receipt thereof, or in such other manner as may be permissible under the rules of said Courts.

IN WITNESS WHEREOF, the parties have executed this agreement to be effective May 1, 2011.

/s/ Robert W. Wilson
Robert W. Wilson
518 Carter Road
Goshen, Indiana 46526

ACCEPTED:

Supreme Indiana Operations, Inc.

By:	/s/ Kim Korth
Kim Korth,
President and Chief Executive Officer

Exhibit “B”

to

Employment Contract

Disclosure and Invention Agreement

Robert W. Wilson (hereafter called “Employee”) has entered into an Employment Contract with Supreme Indiana Operations, Inc., a Delaware corporation (hereafter called “Company”), which is in the business of manufacturing and selling specialized truck bodies.

In consideration of Ten and 00/100 ($10.00) Dollars paid to Employee by Company, the receipt and sufficiency of which are hereby acknowledged, and Company’s agreement to employ him pursuant to an Employment Contract (to which this Exhibit “B” is attached) between Company and Employee the provisions of which are herein fully incorporated by reference for all purposes, Employee agrees as follows:

1.                Employee shall communicate to Company promptly and fully all ideas and the expressions thereof, conceptions, improvements, discoveries, methods, techniques, processes, adaptations, creations, and inventions (whether patentable or copyrightable or not) conceived or made by Employee (whether solely by Employee or jointly with others) (“Ideas”) from the time of entering Company’s employment until one year after Employee’s employment is terminated for any reason, or Employee resigns or retires for any reason, (a) which involve or pertain to, directly or indirectly, the business, assets, activities, computers or computer programs, or investigations of Company as existed at or prior to the cessation of Employee’s employment by Company, or (b) which result from or are suggested by any work which Employee or other employees or independent contractors perform for or on behalf of Company, in whole or in part, as existed at or prior to the cessation of Employee’s employment by Company.

2.                Employee shall assist Company during and subsequent to Employee’s employment in every proper way (solely at Company’s expense) to obtain patents and/or copyrights for its own benefit in any or all countries of the world, and to sign all proper papers, patent applications, assignments, and other documents necessary for this purpose, it being understood that such Ideas will remain the sole and exclusive property of Company, and shall not be disclosed to any person, nor used by Employee, except as expressly permitted herein.

3.                Written records of Employee’s Ideas in the form of notebook records, sketches, drawings or reports, will remain the property of and be available to Company at all times.

4.                Employee represents that Employee has no agreements with or obligations to others in conflict with the foregoing.

5.                Employee understands that this Agreement may not be modified or released except in writing signed by all members of the Company’s Board of Directors.

6.                Employee understands and agrees that his violation of any of the provisions of this Agreement will constitute irreparable injury to Company immediately authorizing it to enjoin Employee or the business enterprise with which he may have become associated from further violations, in addition to all other rights and remedies which Company may have at law and equity, including recovery of damages from Employee and a right of offset. Each party shall be entitled to recover from the other party reimbursement of attorney’s fees and related legal costs to the extent incurred in connection with the successful enforcement or defense, as the case may be, of the terms of conditions hereof.

7.                This Agreement shall be binding upon the parties hereto and their respective heirs, successors, executors, administrators, personal representatives, and assigns. Employee may not assign his covenants, duties, or obligations hereunder to any other person. The waiver by Company of Employee’s breach of any provision hereof shall not operate or be construed as a waiver of any subsequent breach by Employee.

8.                If any provision of this Agreement is held by a court of law to be illegal or unenforceable, the remaining provisions of the Agreement shall remain in full force and effect. In lieu of such illegal or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal or unenforceable provision as may be possible and be legal and enforceable.

9.                This Agreement has been made in, and its validity, interpretation, construction, and performance shall be governed by and be in accordance with, the laws of the State of Indiana, without reference to its laws governing conflicts of law. Each party hereby irrevocably agrees that any legal action or proceedings with respect to this Agreement may be brought in the courts of the State of Indiana, or in any United States District Court of Indiana, and, by its execution and delivery of this Agreement, each party hereby irrevocably waives any and all objections which it may have as to venue in any of the above courts. Each party further consents and agrees that any process or notice of motion or other application to either of said Courts or any judge thereof or any notice in connection with any proceedings hereunder, may be served inside or outside the State of Indiana by registered or certified mail, return receipt requested, postage prepaid, and be effective as of the receipt thereof, or in such other manner as may be permissible under the rules of said Courts.

IN WITNESS WHEREOF, the parties have executed this agreement to be effective May 1, 2011.

/s/ Robert W. Wilson
Robert W. Wilson
518 Carter Road
Goshen, Indiana 46526

ACCEPTED:

Supreme Indiana Operations, Inc.
By:	/s/ Kim Korth
Kim Korth,
President and Chief Executive Officer